Exhibit 99.1

Pier 1 Imports, Inc. Announces Third Quarter Sales

FORT WORTH, Texas--(BUSINESS WIRE)--December 3, 2009--Pier 1 Imports, Inc. (NYSE:PIR) today reported that comparable store sales for the third quarter ended November 28, 2009 increased 13.7%. Total sales for the quarter aggregated $327 million compared to $301 million in the year ago quarter.

Alex W. Smith, President and Chief Executive Officer, said, “Comp store sales strengthened throughout the quarter culminating in a very strong Thanksgiving weekend. Sales were driven by improvements in traffic, average ticket, and conversion rate. Merchandise margins for the quarter continued to show significant year over year improvements due to strong input margins and lower markdown activity. I look forward to discussing both our third quarter results and how December is progressing during our upcoming earnings call.”

Conference Call Information

The Company will host a conference call to discuss third quarter results at 10:00 a.m. Central Time on December 17, 2009. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by calling 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 44449421.

Financial Disclosure Advisory

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s Annual Report on Form 10-K. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400